UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2011, the board of trustees of LaSalle Hotel Properties (the “Company”), based on the recommendation of the compensation committee of the board of trustees, approved the following changes to the cash compensation for Michael D. Barnello, the Company’s President and Chief Executive Officer, Bruce A. Riggins, the Company’s Chief Financial Officer, Executive Vice President and Secretary, and Alfred L. Young, Jr., the Company’s Executive Vice President and Chief Operating Officer, effective October 1, 2011:

•	The annual base salary of Mr. Barnello will be increased to $735,000.

•

The annual cash incentive bonus target amount for Mr. Barnello will be increased to approximately 125% of his annual base salary, or $925,000. For 2011, the increase will be implemented on a pro rata basis (i.e., a total target amount of $718,750, calculated as (x) 75% of Mr. Barnello’s previous target bonus of $650,000, or $487,500, plus (y) 25% of the $925,000 target bonus applicable October 1 and after, or $231,250).

•	The annual base salary of Mr. Riggins will be increased to $395,000.

•

The annual cash incentive bonus target amount for Mr. Riggins will be increased to approximately 70% of his annual base salary, or $275,000. For 2011, the increase will be implemented on a pro rata basis (i.e., a total target amount of $237,500, calculated as (x) 75% of Mr. Riggins’s previous target bonus of $225,000, or $168,750, plus (y) 25% of the $275,000 target bonus applicable October 1 and after, or $68,750).

•	The annual base salary of Mr. Young will be increased to $450,000.

•

The annual cash incentive bonus target amount for Mr. Young will be increased to approximately 75% of his annual base salary, or $340,000. For 2011, the increase will be implemented on a pro rata basis (i.e., a total target amount of $272,500, calculated as (x) 75% of Mr. Young’s previous target bonus of $250,000, or $187,500, plus (y) 25% of the $340,000 target bonus applicable October 1 and after, or $85,000).

The board of trustees and its compensation committee determined to make the compensation increases during their ongoing review of executive compensation and after considering market information assembled by Towers Watson, a compensation consultant retained by the board and its compensation committee. The market information indicated that:

•

The base salary compensation for the Company’s three named executive officers was at or below the median level of base salary compensation for either the Company’s lodging peers or its size-based peers or both.

•

The annual cash incentive bonus target, as a percentage of base salary for the Company’s three named executive officers was at or below the median level of annual incentive targets for either the Company’s lodging peers or its size-based peers or both.

•

The total direct compensation for the Company’s three named executive officers was at or below the median level of total direct compensation for either the Company’s lodging peers or its size-based peers or both (excluding special, one-time equity incentive grants).

In addition, the board of trustees considered the Company’s year-to-date operating performance and the performance of the Company’s common share market price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

Dated: October 24, 2011